SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                            THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 6, 2001
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

















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ITEM 5. OTHER EVENTS

     On April 6, 2001, Moody's issued a news release confirming its ratings on General Motors Corporation (GM) and General Motors Acceptance Corporation
(GMAC). At the same time, the outlook was revised to negative from stable. The release is as follows:

MOODY'S CONFIRMS RATINGS OF GM AND GMAC BUT CHANGES OUTLOOK TO NEGATIVE; LONG-TERM AT A2 AND SHORT-TERM AT PRIME-1

Approximately $130 Billion of Debt Securities Affected.

New York, April 06, 2001 -- Moody's Investors Service confirmed the A2 long-term and Prime-1 short-term ratings of General Motors Corporation (GM) and General Motors Acceptance Corporation (GMAC), but changed the rating outlook to negative from stable. The change in outlook reflects the near-term challenges that GM will face in addressing: 1) the continuing erosion in its domestic market share position; 2) intensifying competition from German and Japanese manufacturers in the U.S. truck and SUV markets; and, 3) the severe weakness in its international operations. To the extent that GM cannot effectively address these challenges, the company's operating performance, cash generation, and debt protection measures would be lower that we originally anticipated during any slowdown in the U.S. automotive industry. These measures would also be less robust than anticipated during any subsequent recovery. Such a reduced level of peak-to-trough performance might not be supportive of the current rating level.

Although the U.S. automotive market may be entering a cyclical slowdown, this factor is not a material contributor to Moody's revision of GM's outlook. The rating agency noted that GM's current level of financial flexibility is stronger than in 1989 - the year just prior to the last major downturn in the U.S. auto sector. From 1989 to 1991, total U.S. light vehicle shipments fell by 16% from
14.9 million units to 12.5 million. Moody's currently anticipates that shipment levels could fall by about 10% during 2001. Going into this weaker environment, GM's net liquidity position (including VEBA assets) is $3.5 billion, compared with about $0.4 billion in 1989; its global pension plan is almost fully funded compared with an $7 billion under funded position in 1990; and, the company has made considerable progress in reducing the level of contributions that must be made to its pension and benefit plans. Moreover, the $7 to $8 billion market value of the company's approximately 30% economic ownership in Hughes Electronic affords the company with an additional degree of liquidity. GM has made considerable progress in improving the cost structure of its U.S.-based manufacturing facilities on an absolute basis, and relative to other domestic operations. It has also made steady progress in lowering its breakeven point.

The principal reason for the change in outlook reflects Moody's concern about GM's ability to maintain its competitive position, particularly in the U.S. Since 1989 its U.S. market share has steadily fallen from 34.6% to 27.8%. This decline has been driven largely by the company's inability to address aggressive competitive challenges from Japanese and European manufacturers in the small, medium and luxury car segments. Much of GM's recovery subsequent to the 1990/91 downturn was due to the growth in the light truck and SUV markets, and the company's ability to significantly shift its mix of unit sales away for cars and toward light trucks/SUVs. During this period, however, GM did not face significant international competition in this segment. Due to attractive growth

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prospects and high margins in the truck and SUV sector,  Japanese and European manufacturers are now aggressively targeting these categories, and GM's truck and SUV operations will face many of the competitive challenges that have eroded the company's position in the U.S. car market.

Moody's also noted that going into the 1990/91 downturn, GM's international operations were a significant source of earnings and cash flow. They contributed approximately $2.0 billion in annual net income during 1990 and 1991. For 2000 they lost approximately $500 million (prior to restructuring charges of about $400 million), and the intense competitive environment in Europe and South America will likely result in continuing losses for 2001.

The challenges GM faces have already dampend the strength of its recent operating performance. During 2000, the operating profit margin of its automotive business (excluding GMAC), was a modest 2.1%, down from 5.0% in 1999. In addition, free cash flow during 2000 (after working capital, capex, and dividends) approximated a negative $400 million. This compares with free cash flow of about $300 million in 1999 (prior to impact of the Delphi spin off). This level of performance is weak for the A2 rating level and could erode further due to a more intense competitive environment.

During the next 12 months Moody's assessment of GM will focus: 1) the company's ability to contend with more intense head-to-head competition with Japanese and European manufacturers in the truck and SUV market; 2) the degree to which the company can stabilize its overall market share position in the U.S; 3) the extent to which it must rely on incentives to move product; and, 4) the likelihood that it will be able to materially reduce the pace of share erosion and operating losses in its international businesses.

We expect that GMAC's size and competitive position will enable it to provide critical support for GM's retail and wholesale shipments. This support could take on added importance during a cyclical downturn. GMAC has manageable asset quality, a liquid balance sheet, earnings diversification through its mortgage and insurance operations, and improving leverage. The company also benefits from excellent access to the asset-backed securities market for its auto receivables. GMAC does not have the benefit of a formal support agreement with GM. Nonetheless, the A2 long-term rating and outlook reflect the close business relationship between the companies, GM's direct ownership and management control of GMAC, and the potential for business trends at GM to have a direct impact on GMAC's performance. We anticipate that the ratings of the two companies will remain closely linked.

General Motors Corporation, headguartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the worlds largest non-bank financial institutions









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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 17, 2001
        -----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)













































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